UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): March 10, 2009

FORTRESS FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262 (Commission File Number)	1903 60th Place E, Suite M2240 Bradenton, Florida 34203	91-1363905 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(954) 840-6961
(Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

The Company amends the terms of its deal in respect of the Purchase of the Uranium Mining Companies.  This is due to the decision by the Company to complete its outstanding Stock Dividends prior to completing this transaction in respect of the Uranium Mining Companies.

The Company has acquired in excess of 25 Uranium Mining & Exploration Projects situated in Idaho, Northern Arizona, Utah and in Montana; the purchase price being in the amount of US$50,000,000 (Fifty million Dollars).

The full purchase price of these Uranium Mining Properties will be settled through the Issue of a Convertible Loan Note (this will be completed by April 15, 2009) to the Vendors of these Uranium Mining properties on the following terms and conditions :-

1.	No shares of the Company's Common Stock will issued in terms of this Convertible Loan Note prior to the Company having completed the payment of all its outstanding Stock Dividends to its stockholders.

2.	No shares of the Company's Common Stock will be issued at any time in terms of this Convertible Loan Note at a price of less than US$0.0005 per share of the Company's Common Stock.

3.	This Convertible Loan Note is interest free.

4.	The conversion terms of this Convertible Loan Note are as follows:

An amount of US$10,000,000 (Ten million Dollars) on May, 15, 2009 and not on March 15, 2009. The Company will issue as many shares of its Common Stock as are required to satisfy that Dollar amount. The pricing per share of the Company's Common Stock will be determined by the average closing price of the Company's shares of Common Stock for the preceding 5 (five) trading days. The shares of the Company's Common Stock will not under circumstances be issued at a price of less than US$0.0005 per share of the Company's Common Stock. The shares of the Company's Common Stock issued will bear a restrictive legend for a period on 1 (one) year from the date of issue.

Should for whatsoever reason; the Company not have completed its Stock Dividend distribution in full, this aforesaid conversion will be delayed for a period of 10 (ten) days after the final Stock Dividend distribution has been completed.

An amount of US$10,000,000 (Ten million Dollars) on August 15, 2009 and not on June 15, 2009. The Company will issue as many shares of its Common Stock as are required to satisfy that Dollar amount. The pricing per share of the Company's Common Stock will be determined by the average closing price of the Company's shares of Common Stock for the preceding 5 (five) trading days. The shares of the Company's Common Stock will not under circumstances be issued at a price of less than US$0.0005 per share of the Company's Common Stock. The shares of the Company's Common Stock issued will bear a restrictive legend for a period on 1 (one) year from the date of issue.

An amount of US$15,000,000 (Fifteen million Dollars) on November 15, 2009 and not on September 15, 2009. The Company will issue as many shares of its Common Stock as are required to satisfy that Dollar amount. The pricing per share of the Company's Common Stock will be determined by the average closing price of the Company's shares of Common Stock for the preceding 5 (five) trading days. The shares of the Company's Common Stock will not under circumstances be issued at a price of less than US$0.0005 per share of the Company's Common Stock. The shares of the Company's Common Stock issued will bear a restrictive legend for a period on 1 (one) year from the date of issue.

An amount of US$15,000,000 (Fifteen million Dollars) on December 15, 2009. The Company will issue as many shares of its Common Stock as are required to satisfy that Dollar amount. The pricing per share of the Company's Common Stock will be determined by the average closing price of the Company's shares of Common Stock for the preceding 5 (five) trading days. The shares of the Company's Common Stock will not under circumstances be issued at a price of less than US$0.0005 per share of the Company's Common Stock. The shares of the Company's Common Stock issued will bear a restrictive legend for a period on 1 (one) year from the date of issue.

5.
This will result in a Name change of the Company to that of Skyline Uranium Corporation, coupled with a CUSIP Number and Trading Symbol change. This will not be enacted by the Company until after April 15, 2009.

6.	The Board of Directors of the Company will be reconstituted on or around April 30, 2009 and not on March 1, 2009.

PREMILINARY DETAILS ON THE URANIUM MINING & EXPLORATION PROJECTS PURCHASED:

Idaho Properties :

The three Skyline Idaho properties include several mines that have a uranium production history.  Idaho is a state that is friendly and open to mining.  A new cobalt mine is opening southwest of Salmon, Idaho, where the projects are centered. Independence Strategic Minerals, Inc. is actively exploring its North Fork Rare Earth and Bobcat Gulch Molybdenum projects northwest of Salmon.  The area has well developed infrastructure, excellent highway access from US 93, and a mining tradition going back to the 1800's.

Skyline Uranium Project:

This uranium deposit is located in Lemhi County, Idaho, 5 miles south of the town of Salmon.  Skyline Uranium is comprised of over 400 acres of mining claims. Included are the previously productive Dona Lou, Mother Lode and Ruth uranium mines. Skyline was the first uranium property in Idaho to ship uranium ore during the 1950's. It was discovered by workers doing a highway cut for US93, which is immediately west and down the mountain from Skyline. The uranium is found in fault and fracture zones in Challis volcanics of Tertiary (Oligocene) age; specifically in fractures and breccias which have been cemented or stained by red hematite. The red hematite is in the form of stringers or reddish banded "ribbon rock."  The uranium minerals are autunite, some torbernite and uranophane.  Grades range from .1% to .8% U3O8.

El Toro Uranium Project:

El Toro is located in Lemhi County, Idaho approximately 15 miles northwest of the town of Salmon.  It includes over 500 acres of mining claims.  The uranium is located in a quartz porphyritic member of the Challis volcanics. The mineralized zone strikes N 60 degrees W and dips 48 degrees 48 degrees NE.  Where it has been exposed, the mineralization ranges from 16 feet to 40 feet in width making this a very substantial drill target. The uranium bearing minerals are yellowish autunite, torbernite and uranophane.  Past sampling has indicated a grade of up to .5% U3O8.

Kriley Gulch Uranium Project:

Kriley Gulch is also hosted by Challis volcanics.  This property is located approximately 12 miles north of Salmon, Idaho.  It has substantial existing workings, including four adits and a shaft.  While the uranium is hosted in the same type of country rock as Skyline and El Toro, the rock lacks the red hematitic staining, which has led some to speculate that the uranium deposit may result, at least in part, from replacement of organic material.

Montana Uranium Project in Pryor Mountains:

The uranium mines in the Pryor Mountains of Carbon County, Montana produced uranium for many years.   Skyline's mining claims cover most of the Pryor Mountains Mining District, approximately 1,400 acres in all.  No less than five previously productive mines are included: Dandy, Marie, Old Glory, Sandra and Swamp Frog Mines.  The uranium bearing mineral, in each case, is found in tyuyamunite associated with some fluorite in cave fill of an upper horizon of the Madison limestone formation.  This is similar to the collapse breccia formations which host uranium mineralization in the Colorado Plateau of Northern Arizona.  The company is considering a program of airborne geophysical surveys to locate additional blind breccia pipes.  This type of survey has recently been used successfully in Arizona.

Arizona "Grand Gulch" Uranium Project:

Grand Gulch consists of one patented mining claim (20 acres of private land) south of St George, Utah located on the Colorado Plateau of Northern Arizona.  It is a breccia pipe deposit in limestone and sandstone.  The pipe is approximately 300' in diameter and its annulus dips away from the center of the pipe at about 15 to 25 feet of horizontal displacement per 100 feet of depth. Grand Gulch is a former copper mine.  Some of Arizona's largest uranium producers (e.g. Orphan Boy) had copper on top and uranium at depth.  This is a well-defined target to drill, once mapping of the historic workings has been completed.

ITEM 9.01                                FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits

None.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: March 10, 2009	By:	/s/ Alan Santini
Alan Santini
Company Secretary